Global Axcess Corp Announces Record Second Quarter 2008 Financial Results

- Generated Record $450,300 of Net Income and EPS of $.02 for 2nd Quarter 2008 -
- Achieved highest quarterly gross profit dollars in Company history -
- Achieved highest quarterly EBITDA and EBITDA per share in Company history -
- Achieved highest quarterly operating income in Company history -

JACKSONVILLE, FL, AUGUST 06, 2008 /PRNewswire-FirstCall/ - Global Axcess Corp (OTCBB: GAXC) (the “Company”), an independent provider of ATM solutions, today announced the financial results for the second quarter ended June 30, 2008.

The Company reported revenues from continuing operations of approximately $5.8 million for the second quarter ended June 30, 2008, up from the reported revenues of approximately $5.6 million for the same period of 2007. The increase in revenue was mainly due to an increase in surcharge/convenience fees on selected ATMs beginning in the first quarter of 2008. This represented an increase of approximately 4.4% over the second quarter of 2007.

The Company recorded net income for the second quarter ended June 30, 2008 of approximately $450,300, or 2 cents per share, which compares to net income of $170,900 or 1 cent per share for the same period of 2007. Second quarter 2007 net income included $100,000 of bad debt recovery income relating to a settlement of a lawsuit. Excluding the $100,000 bad debt recovery income in the second quarter 2007, net income would have increased $379,400 or 535% over the second quarter of 2007.

The Company achieved gross profit from continuing operations of approximately $2.6 million or 44.3% of revenue for the three-month period ended June 30, 2008. This compared to $2.3 million or 41.6% of revenue for the same period of 2007, or an increase in gross profit dollars of 11.1% over second quarter of 2007. The increase in gross profit and gross profit percentage was mainly due to an increase in surcharge/convenience fees on selected ATMs beginning in the first quarter of 2008 and lower cash costs due to lower interest rates. Second quarter 2008 gross profit represented the highest quarterly gross profit dollars in the Company’s history, surpassing the previous high in the first quarter of 2008.

SG&A expenses were approximately $1.3 million, or 22.4% of revenue for the second quarter 2008 versus nearly $1.4 million, or 24.5% of revenue for the same period in 2007.

Depreciation and amortization expenses increased by approximately $11,300 to $570,100 for the three-month period ended June 30, 2008 as compared to $558,800 for the same period in 2007.

During the second quarter of 2008, the Company recorded net interest expense of approximately $216,700. This is compared to net interest expense of approximately $290,900 for the same period in 2007. The decrease was mainly due to a decrease in debt balances. Included in the second quarter 2008 net interest expense was $38,400 of non-cash income relating to the interest swap agreement the Company entered into with its senior lender in October 2005.

The Company’s EBITDA (earnings before net interest, taxes, depreciation and amortization) increased to $1,237,100 for the second quarter of 2008 from $1,020,600 for the second quarter of 2007. Excluding the $100,000 income from recovery of bad debts in the second quarter of 2007, EBITDA would have increased $316,500 or 34.4% over the same period in 2007.

EBITDA per share for the second quarter of 2008 was 6 cents compared to EBITDA per share of 5 cents for the second quarter of 2007.

The Company’s EBITDA before stock compensation expenses increased to $1,279,500 for the second quarter of 2008 from $1,025,900 for the second quarter of 2007.

EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in this release.

Michael J. Loiacono, Chief Financial Officer of the Company, stated, “I am happy to report that we followed a strong first quarter with an even stronger second quarter. Our second quarter results surpassed our internal expectations.”

Mr. George McQuain, Chief Executive Officer of the Company, stated, “Our second quarter results have reinforced our ability to perform well in an unstable economy. Our record setting performance is a tribute to our recent turn-around strategies and the way we have positioned the new company to succeed. I remain proud of our employees for their efforts in making the second quarter a record setting quarter for us.”

Conference Call Information

The conference call will take place at 10:00 a.m. Eastern, on Thursday, August 7, 2008. Anyone interested in participating should call (800) 829-9048 and enter pass code 6241368 if calling within the United States, or (913) 312-0392 and pass code 6241368 if calling internationally, approximately 5 to 10 minutes prior to 10:00 a.m. There will be a playback available until August 14, 2008. To listen to the playback, please call (888) 203-1112 if calling within the United States or (719) 457-0820 if calling internationally. Please use pass code 6241368 for the replay.

The call is being webcast as well and can be accessed at the Company’s website at http://www.globalaxcess.biz. The webcast will be archived and available through November 7, 2008.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of ATM services in the United States. Through its wholly owned subsidiary, Nationwide Money Services, Inc. (“NMS”), the Company provides turnkey ATM management solutions that include cash, project and account management services. NMS currently owns and operates approximately 4,300 ATMs in its national network spanning 44 states. For more information on the Company, please visit http://www.globalaxcess.biz.

Investor Relations Contact:
Sharon Jackson, 904-395-1149
Sharon.Jackson@GLXS.biz

This press release may contain forward-looking statements. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements. For a list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1 of the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 05, 2008, and other filings that have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2008
(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$788,529
Accounts receivable, net of allowance for doubtful accounts of $13,568	1,042,192
Inventory	360,666
Prepaid expenses and other current assets	182,216
Total current assets	2,373,603

Fixed assets, net	5,164,202

Other assets
Merchant contracts, net	11,701,887
Intangible assets, net	4,141,641
Deferred tax asset - non-current	339,800
Other assets	9,219

Total assets	$23,730,352

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,869,699
Notes payable - related parties - current portion, net	19,821
Senior lenders' notes payable - current portion, net	606,223
Capital lease obligations - current portion	801,229
Total current liabilities	4,296,972

Long-term liabilities
Notes payable - related parties - long-term portion, net	1,313,713
Senior lenders' notes payable - long-term portion, net	4,466,265
Capital lease obligations - long-term portion	834,670
Total liabilities	10,911,620

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-
Common stock; $0.001 par value; 45,000,000 shares
authorized, 21,021,786 shares issued, 20,973,924 outstanding	21,022
Additional paid-in capital	22,575,608
Accumulated deficit	(9,765,932)
Treasury stock; 47,862 shares of common stock at cost	(11,966)
Total stockholders' equity	12,818,732
Total liabilities and stockholders' equity	$23,730,352

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	June 30, 2008	June 30, 2007

Revenues	$5,845,128	$5,596,210

Cost of revenues	3,258,602	3,267,497
Gross profit	2,586,526	2,328,713

Operating expenses
Depreciation expense	377,553	382,447
Amortization of intangible merchant contracts	192,538	176,326
Selling, general and administrative	1,307,031	1,373,174
Impairment of notes receivable	-	5,743
Recovery of bad debts	-	(100,000)
Stock compensation expense	42,376	5,330
Total operating expenses	1,919,498	1,843,020
Operating income from continuing operations
before items shown below	667,028	485,693

Interest expense, net	(216,738)	(290,909)
Loss on disposal of assets	-	(23,877)
Income from continuing operations	$450,290	$170,907
Net Income	$450,290	$170,907

Income per common share - basic:
Income from continuing operations	$0.02	$0.01
Net Income per common share	$0.02	$0.01

Income per common share - diluted:
Income from continuing operations	$0.02	$0.01
Net Income per common share	$0.02	$0.01

Weighted average common shares outstanding:
Basic	20,973,924	20,984,443
Diluted	20,979,768	20,984,443

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Six Months Ended
	June 30, 2008	June 30, 2007

Revenues	$11,373,488	$10,867,200

Cost of revenues	6,378,646	6,362,171
Gross profit	4,994,842	4,505,029

Operating expenses
Depreciation expense	779,257	752,973
Amortization of intangible merchant contracts	384,329	353,941
Selling, general and administrative	2,620,406	2,758,459
Impairment of notes receivable	-	5,743
Recovery of bad debts	-	(100,000)
Stock compensation expense	122,024	5,330
Total operating expenses	3,906,016	3,776,446
Operating income from continuing operations
before items shown below	1,088,826	728,583

Interest expense, net	(526,381)	(608,440)
Loss on disposal of assets	-	(23,017)
Income from continuing operations	$562,445	$97,126
Income from discontinued operations, net of tax	$-	$175,000
Net Income	$562,445	$272,126

Income per common share - basic:
Income from continuing operations	$0.03	$-
Income from discontinued operations	$-	$0.01
Net Income per common share	$0.03	$0.01

Income per common share - diluted:
Income from continuing operations	$0.03	$-
Income from discontinued operations	$-	$0.01
Net Income per common share	$0.03	$0.01

Weighted average common shares outstanding:
Basic	20,973,924	21,003,011
Diluted	20,973,924	21,003,011

GLOBAL AXCESS CORP AND SUBSIDIARIES
EBITDA Reconciliation
(Unaudited)

	For the Three Months Ended
	June 30, 2008	June 30, 2007

Net income	$450,290	$170,907
Interest expense, net	216,738	290,909
Depreciation expense	377,553	382,447
Amortization of intangible merchant contracts	192,538	176,326
EBITDA	$1,237,119	$1,020,589
EBITDA per common share	$0.06	$0.05

	For the Six Months Ended
	June 30, 2008	June 30, 2007

Net income	$562,445	$272,126
Interest expense, net	526,381	608,440
Depreciation expense	779,257	752,973
Amortization of intangible merchant contracts	384,329	353,941
EBITDA	$2,252,412	$1,987,480
EBITDA per common share	$0.11	$0.09

GLOBAL AXCESS CORP AND SUBSIDIARIES
EBITDA before Stock Compensation Expense Reconciliation
(Unaudited)

	For the Three Months Ended
	June 30, 2008	June 30, 2007

Net income	$450,290	$170,907
Interest expense, net	216,738	290,909
Depreciation expense	377,553	382,447
Amortization of intangible merchant contracts	192,538	176,326
Stock compensation expense	42,376	5,330
EBITDA before Stock Compensation Expense	$1,279,495	$1,025,919
EBITDA before Stock Compensation per common share	$0.06	$0.05

	For the Six Months Ended
	June 30, 2008	June 30, 2007

Net income	$562,445	$272,126
Interest expense, net	526,381	608,440
Depreciation expense	779,257	752,973
Amortization of intangible merchant contracts	384,329	353,941
Stock compensation expense	122,024	5,330
EBITDA before Stock Compensation Expense	$2,374,436	$1,992,810
EBITDA before Stock Compensation per common share	$0.11	$0.09